UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEVELOCAP, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7363
(Primary Standard Industrial Classification Code Number

26-3030202
(I.R.S. Employer Identification Number)

488 Madison Avenue, Suite 1100 New York, NY 10022: 212-972-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

488 Madison Avenue, Suite 1100, New York, NY 10022: 212-972-1100
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:
Gary B. Wolff, Esq. Gary B. Wolff, P.C. 488 Madison Avenue, Suite 1100 New York, New York 10022 212-644-6446

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share[1]	Proposed Maximum Aggregate Offering Price [1]	[2] Amount of Registration Fee

Common stock, $ .001 par value per share	4,574,194 shares	$.10	$ 457,419	$17.98

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

_______________________________

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of ‘33, as amended, and based upon the amount of consideration received by the issuer. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, certain factor(s) must be considered and utilized in determining the offering price. The factor considered and utilized herein consisted of and is based upon the issuance price of those securities issued which shares of common stock were all issued at $.001 per share and with the Company selecting $.10 per share.

2

The additional filing fee of $16.18 ($17.98 - $1.80) results from the Proposed Maximum Aggregate Offering Price per share being changed from $.01 to $.10.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion  __, 2008

4,574,194 SHARES

COMMON STOCK

DEVELOCAP, INC.

This is a resale prospectus for the resale of up to 4,574,194 shares of our common stock by the selling stockholders listed in this prospectus. Our largest three shareholders, Gary B. Wolff, S. Craig Barton and GCND, Inc., who are not officers or directors, are registering an aggregate of 4,516,129 shares (or approximately 98.73% of the total shares being registered). We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering, must offer their respective shares at a fixed price of $.10 per share for the duration of this offering even if our shares are quoted on the OTCBB.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___, 2008.

PROSPECTUS SUMMARY

About Develocap, Inc.

Develocap, Inc. was incorporated in the State of Nevada on January 23, 2004. On March 2, 2004, we filed a Form 10-SB Registration Statement with the SEC (File No.: 000-50613) and in September 2004, we filed a notice of election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (File No.: 814-00674) which made us a closed-end management investment company. Our goal was to provide investors with the opportunity to participate with a modest amount in venture capital investments that are generally not available to the public and that typically require substantially larger financial commitments. We were unable to raise the capital necessary to commence making investments as a BDC and have not generated any revenue.

In July 2008 we withdrew our election and ceased being a BDC, and in September 2008 we terminated our Section 12(g) registration (and its reporting requirements) under the SEC Exchange Act of 1934 by filing the necessary Form 15 with the SEC .. At that time, we decided to use the business connections of our president and become a consulting business. Our goal is to use subcontractors and independent contractors to provide strategic business planning and management consulting to small domestic companies and to assist medium sized international companies to establish a business presence in the United States.

In July 2008 we effected a 1 to 77.5 reverse split of shares of our common stock and issued 4,000,000 new shares to settle a substantial portion of our liabilities. All share and per share amounts in the prospectus give retroactive effect to the reverse split.

Develocap, Inc. has virtually no financial resources and has not established a source of equity or debt financing.

Our executive offices are located at 488 Madison Avenue, Suite 1100, New York, NY 10022, and our telephone number is 212-972-1100.

We may refer to ourselves in this document as “Develocap,” “we”, “us,” “our,” the “Company,” or the “Registrant.”

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 91.48 % of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	4,574,194 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. A market maker has agreed to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order that the shares of our common stock be quoted in the Over-the-Counter Bulletin Board (“OTCBB”) Such efforts may not be successful and our shares may never be quoted, and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders, each of whom shall be considered an underwriter for purposes of this offering, must offer their respective shares at a fixed price of $.10 per share for the duration of this offering even if our shares are quoted on the OTCBB. ..

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	January 31,2008	July, 31, 2008
		(unaudited)
Current assets	$-0-	$-0-

Current liabilities	$76,500	$12,250

Stockholders’ deficit	$(76,500)	$(12,250)

Income Data:	Year ended January 31,		Six months ended July 31,
	2008	2007	2008	2007
			(unaudited)
Net revenues	$-0-	$-0-	$-0-	$-0-
Operating expenses	$18,000	$12,500	$10,750	$5,000
Net loss	$(18,000)	$(12,500)	$(10,750)	$(5,000)
Net loss per common share - basic and diluted	$(.02)	$(.01)	$(0.01)	$(0.01)
Weighted average number of shares outstanding – basic and diluted	$1,000,000	1,000,000	1,373,130	1,000,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

Develocap has a very limited operating history and anticipates losses.

Develocap was formed in 2004 as a BDC. It became a consulting firm in July 2008. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made. Develocap’s future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets. These risks include:

•

competition from entities that are much more established and have greater financial and technical resources than do we;

•

need to develop corporate infrastructure;

•

ability to access and obtain capital when required; and

•

dependence upon key personnel.

Develocap cannot be certain that our business strategy will be successful or that we will ever be able to sustain revenue generating and profitable activities. Furthermore, Develocap believes that it is probable that we will incur operating losses and negative cash flow for the foreseeable future.

2.

Develocap has no financial resources, and our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Develocap has very limited financial resources and an accumulated deficit of $1 66 , 40 0 at July 31, 2008 .. Our independent registered auditors included an explanatory paragraph in their opinion on Develocap’s financial statements as of January 31, 2008 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain any financing that may be necessary in order to continue as a going concern.

3.

Develocap is and will continue to be completely dependent on the services of our president, Stephen B. Schneer, the loss of whose services would likely cause our business operations to cease.

Develocap’s current business strategy is completely dependent upon the knowledge, reputation and business contacts of Stephen B. Schneer, our president. If we were to lose the services of Mr. Schneer, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer, Mr. Schneer, is principally responsible for the execution of our business. He is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without Mr. Schneer or an appropriate replacement(s).

4.

We will rely on independent consultants to provide referrals of clients. Without these referrals we will not obtain any international engagements.

We rely on independent consultants who are business associates of our president to provide referrals of clients. We also rely on independent consultants to assist us in most aspects of engagements. Without these referrals and assisting efforts we will not obtain or complete any engagements. No independent contractor has any contractual obligation to refer or include us in any engagement. We have never offered or paid a fee for referrals although we may consider doing so in the future. No assurances can be given that we will obtain any referrals. If we do not receive referrals, we may be unable to continue in business as envisioned.

5.

Because our management has only agreed to provide hisservices on a part-time basis, hemay not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Schneer, our president and CEO, will devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Schneer, nor do we maintain key life insurance for him. Currently, we do not have any full time employees.  If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

6.

We will be substantially dependent on independent third parties to complete engagements. If those services are interrupted or become more costly, we will experience a material adverse effect on our business, financial condition, and operating results.

Because we will be substantially dependent on third party independent contractors to perform our engagements, we face serious losses if any of these services are interrupted or become more costly. The subcontractors that we will use are not under ongoing contracts or agreements with us and may not be available when needed or may not be available at a price that will enable us to make a profit on an engagement. We do not have the resources to perform engagements without the extensive use of outside contractors.

7.

We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services. In either case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a consulting service firm, we will depend to a large extent on referrals and will attempt to establish a reputation for high–caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

8.

Our future engagements with clients may not be profitable. If we are unable to generate positive cash flow from our engagements, we will be unable to satisfy our obligations on a timely basis. If that happens, investors are likely to lose their entire investment.

When making proposals for engagements, we will estimate the costs and timing for completing the engagements. These estimates will be intended to reflect our best judgment as to the amount of time that will be required to complete an engagement. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin.

In addition, as consultants, a client will typically retain us on an engagement–by–engagement basis, rather than under long–term contracts, and such contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we will lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

9.

There are significant potential conflicts of interest. Our president devotes only a portion of his time to us and may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, he may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which he is affiliated or knows.  As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our president, Stephen B. Schneer, deals with numerous other businessmen and professionals from whom he becomes aware of other business opportunities. In an effort to resolve potential conflicts of interest, we have entered into a written agreement with Mr. Schneer containing the following provisions:

•

any business opportunities that he may become aware of independently or directly through his association with us would be presented by him solely to us;

•

any business opportunities disclosed to him by the management of other entities would not be presented by him to us if so requested by them;

•

any business opportunities disclosed to him by us would not be presented by him to any other entity, unless and until we passed upon same; and

•

in the event that the same business opportunity is presented to him by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

A copy of the agreement is included as Exhibit 10.1 to the registration statement of which this prospectus is a part.

10.

Our success will depend on our ability to establish and maintain our professional reputation and name. If we are unable to do so, our business would be significantly and negatively impacted.

We will depend on our overall reputation and name recognition to secure new engagements. We expect to obtain engagements from referrals. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

11.

We currently are likely to complete a limited number of engagements in a year. Our revenues and operating results will fluctuate significantly from quarter to quarter, which may cause our stock price, if one exists, to decline.

Our current limited sources of resources permit us to perform a limited number of engagements in any one financial reporting period. Performance of a small number of engagements in any one financial reporting quarter compared with the number of engagements performed in other surrounding periods will have a significant percentage impact on that quarter compared to the other quarters. As a result of these and other factors, we believe that period-to-period comparisons of our operating results will not be meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

12.

Stephen B. Schneer, our Chief Executive Officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Stephen B. Schneer, our chief executive officer, has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

13.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which requires us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

By having filed a Form 10 Registration Statement with the SEC in March 2004 (File No. 000-50613), we became subject to the reporting requirements under Section 12(g) of the ’34 Act.  Subsequently, in September 2008, we terminated our Section 12(g) registration (and its reporting requirements) under the SEC Exchange Act of 1934 by filing the necessary Form 15 with the SEC.

Despite the above and following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8889 on February 1, 2008, we will be required, beginning with our fiscal year ending January 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended January 31, 2010. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet commenced our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only one employee which is not a sufficient number of employees to segregate responsibilities. We may be unable to afford the cost of increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

14.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president/director.

We have only one director, who is also an executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

15.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. We are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Common Stock

16.

Because we have nominal operations and no revenue, we are considered a "shell company" and will be subject to more stringent reporting requirements.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet has no assets, and we have not generated operating revenue while we have been in the development phase.  Therefore, we are a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of the transaction together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under the heading "New Rule 144 Requirements" below.

17.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations with subcontractors and others. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. We have authorized 99,000,000 shares of common stock, and as of September 18, 2008 , 94,000,000 shares remain unissued. In addition, if a trading market ever develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Develocap because the shares may be issued to parties or entities committed to supporting existing management.

18.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in the decrease the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue 1,000,000 shares of preferred stock and have the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

19.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

20.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading, and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities.  A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There are no assurances that the application will be accepted by FINRA nor can we estimate as to the time period that the application process will require. We are not permitted to file such application on our own behalf. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If an application is accepted by FINRA, there can be no assurances as to whether:

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the “penny stock” restrictions.

21.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, if they trade at all, will be subject to such penny stock rules for the foreseeable future, and our shareholders will, in all likelihood, find it difficult to sell their securities.

22.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

23.

If our common stock is quoted on the OTCBB and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

24.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

25.

As of September 18, 2008, the ability of our president and majority shareholders to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our president and three other principal shareholders beneficially own 91.35% of our outstanding common stock. Because of this level of beneficial stock ownership, our president and three other principal shareholders will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president and three other principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president and three other principal shareholders. This level of control may also have an adverse impact on the market value of our shares because our president and three other principal stockholders may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

26.

Future sales of common stock by our existing shareholders could adversely affect our stock price.

As of September 18, 2008 , Develocap has 5,000,000 issued and outstanding shares of common stock of which 4,574,194 (91.48%) are included on this registration statement. Sales of substantial amounts of common stock contained in the registration statement in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock if a market ever develops. This problem would be exacerbated if we issue common stock in exchange for services.

27.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon any future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

28.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our director is not an independent director, we do not currently have independent audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

29.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the OTCBB, we will be required to remain current in our filings with the SEC in order for shares of our common stock to remain eligible for quotation on the OTCBB. In the event that we become delinquent in our required quarterly and annual filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

30.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

We were required to file periodic reports with the SEC (by virtue of having filed a Form 10 Registration Statement with the SEC on March 2, 2004), and such reports as were filed remain available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  In September 2008, we subsequently terminated our Section 12(g) registration (and its reporting requirements) under SEC Exchange Act of 1934 by filing the necessary Form 15 with the SEC.

Despite the above and as of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended by operation of statute under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. If this situation occurs after the year in which our registration statement becomes effective, we may file periodic reports voluntarily with the SEC but will no longer be obligated to file those periodic reports with the SEC, and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets and are required to register our shares under Section 12 of the Exchange Act. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 4,574,194 of our 5,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At September 18, 2008 , we had nine shareholders.

In September 2008  we effected a 1 to 77.5 reverse split of shares of our common stock.  All share amounts presented in the prospectus give retroactive effect to the reverse split.

The Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

•

774,194 shares in January 2004 that were effectuated in reliance upon exemption from registration provided by Section 4(2) under the Securities Act of 1933 as amended; and

•

225,806 shares issued from our 2004 Non-Statutory Stock Option Plan (as approved by our Board of Directors on January 28, 2004) and in accordance with our Form S-8 Registration Statement as filed with the SEC on June 28, 2004 (SEC File No.: 333-116913).

In July 2008 we issued 4,000,000 new shares in reliance upon exemption from registration provided by Section 4(2) under the Securities Act of 1933 as amended to settle a substantial portion of our liabilities.

No underwriter participated in the issuance of our shares (although all selling shareholders shall be considered to be underwriters for purposes of this offering), and no underwriting discounts or commissions were paid to anyone.

The Company has never repurchased any of its equity securities.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No underwriters or agents were involved in any of the foregoing issuances, and we paid no underwriting discounts or commissions.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to Develocap or Affiliates
Stephen B. Schneer	51,613	51,613	-0-	President, CEO, Chairman of Board
Gary B. Wolff	1,508,064	1,508,064	-0-	Counsel to the Company, Shareholder
GCND, Inc.	1,508,065	1,508,065	-0-	Shareholder
S. Craig Barton	1,500,000	1,500,000	-0-	Shareholder
Jody Walker	77,419	6,452	70,967	Shareholder and Former Counsel
Total	4,645,161	4,574,194	70,967

The following chart discloses the manner in which each of the 5 selling shareholders acquired the shares being offered.

Stockholders	Original	Split 1:77.5	[5] New Holdings	July 2008	Total Shares	Shares Being Sold
Stephen B. Schneer	[1]4,000,000		51,613	None	51,613	51,613

Jody Walker	[2]6,000,000		77,419	None	77,419	70,967

Craig Barton	None	None	None	[6]1,500,000	1,500,000	1,500,000

GCND, Inc.	[3]28,000,000		361,290	[6]1,146,775	1,508,065	1,508,065

Gary B. Wolff	[4]12,000,000		154,839	[6]1,353,225	1,508,064	1,508,064

1.

Four million shares were issued on January 23, 2004 for services rendered and valued at $.001 per share for a total of $4,000.

2.

Five million shares were issued on January 23, 2004 for services rendered and valued at $.001 per share for a total of $5,000.  An additional 1 million shares were issued pursuant to options issued on February 26, 2004 and exercised in August 2004 at $.001 per share.

3.

The 28 million shares referred to were transferred into GCND, Inc. by its two officers and directors (Edward Heil and K. Ivan F. Gothner) on August 5,  2007.  Edward Heil initially received 17 million shares of common stock on January 23, 2004 for services rendered and valued at $.001 per share for a total of $17,000 while K. Ivan F. Gothner received 5 million shares of common stock on January 23, 2004 for services rendered and valued at $.001 per share for a total of $5,000.  Additionally, Mr. Heil was issued an additional 5 million shares pursuant to options issued on February 26, 2004 and exercised in August 2004 at $.001 per share.  Mr. Gothner was issued an additional 1 million shares pursuant to options issued on February 26, 2004 and exercised in August 2004 at $.001 per share.

4.

Ten million shares were issued on January 23, 2004 for services rendered and valued at $.001 per share for a total of $10,000.  An additional 2 million shares were issued pursuant to options issued on February 26, 2004 and exercised in August 2004 at $.001 per share.

5.

 In July 2008 the Company effectuated a 1 for 77.5 reverse split of all outstanding shares.  The number of shares indicated refers to the number of shares owned of record and beneficially immediately subsequent to the reverse split indicated.

In July 2008 the Company issued an aggregate of 4 million shares of its common stock to Gary B. Wolff, GCND, Inc. and S. Craig Barton in full satisfaction of approximately $75,000 in amounts due to them for services performed.

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Stephen B. Schneer, our chief executive officer, is a Selling Stockholder and shall be considered to be an underwriter for purposes of this offering. As an officer/control person of Develocap, Mr. Schneer may not avail himself of the provisions of Rule 144.

K. Ivan F. Gothner has sole voting and investment power for all shares held by GCND, Inc.

Selling stockholders each of whom shall be considered an underwriter for purposes of this offering must offer their respective shares at a fixed price of $.10 per share for the duration of this offering even if our shares are quoted on the OTCBB.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to shareholders at inception and through the exercise of options. Accordingly, in determining the offering price, we selected $.10 per share which is the nearest full cent to the price paid by those shareholders.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Our common stock is not listed or quoted on any public exchange. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There are no assurances that the application will be accepted by FINRA nor can we estimate as to the time period that the application process will require. We are not permitted to file such application on our own behalf. If an application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

New Rule 144 Requirements

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008.

Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our shareholders as applicable to holders of shares of companies that are not “shell” companies may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Basic Rule 144

Rule 144 is applicable to holders of shares of companies that are not “shell” companies ..

Sales by Non-Affiliates

In general, under Rule 144, a holder of restricted common shares who is not and has not been one of our affiliates at any time during the three months preceding the proposed sale can resell the shares as follows:

·	If we have been a reporting company under the Exchange Act for at least 90 days immediately before the sale, then:

·

Beginning six months after the shares were acquired from us or any of our affiliates, the holder can resell the shares, subject to the condition that current public information about us must be available (as described below), but without any other restrictions; and

·	Beginning one year after the shares were acquired from us or any of our affiliates, the holder can resell the shares without any restrictions.

·

If we have not been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then the holder may not resell the shares until at least one year has elapsed since the shares were acquired from us or any of our affiliates, and may resell the shares without restrictions after that time.

Sales by Affiliates

In general, under Rule 144, a holder of restricted common shares who is one of our affiliates at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

·

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

·	The number of shares sold by such person within any three-month period cannot exceed the greater of:

1% of the total number of our common shares then outstanding; or

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order).

·	Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

·

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

·

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to (1) the likelihood of a market for our common shares developing, (2) the liquidity of any such market, (3) the ability of the shareholders to sell the shares, or (4) the prices that shareholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

Develocap has agreed to register 4,574,194 shares of the 5,000,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated in Nevada on January 23, 2004. In September 2004, we filed a notice of election to be regulated as a BDC under the Investment Company Act of 1940 which made us a closed-end management investment company. Our goal was to provide investors with the opportunity to participate with a modest amount in venture capital investments that are generally not available to the public and that typically require substantially larger financial commitments.

We were unable to raise the capital necessary to commence making investments as a BDC and have not generated any revenue. As a result, we have been a development stage company since inception.  To date, all of our efforts have been limited primarily to organizational activities, planning and preparation of documents to be filed with the SEC.  All of our expenses incurred since inception relate to fees incurred for these purposes.

In July 2008 we withdrew our election and ceased being a BDC and in September 2008 we terminated our Section 12(g) registration (and its reporting requirements) under the Exchange Act of ’34 by filing the necessary Form 15 with the SEC. At that time, we decided to use the business connections of our president and become a consulting business. Our goal is to obtain clients through our president’s business contacts and then use subcontractors and independent contractors to provide strategic business planning and management consulting to these clients that are likely to be small domestic companies and medium sized international companies trying to establish a business presence in the United States.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

Develocap does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need significant funding to cover current operations because we do not have a capital intensive business plan and also will use independent contractors to assist in projects. We will use funding, if obtained, to cover costs of being a public company, the salary of our president and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with Mr. Schneer. To the extent possible, we will issue shares of our common stock to cover costs.

We may seek private capital following the effectiveness of this registration statement. Such funding, which we anticipate would not exceed $100,000, will, if obtained, be used to pay salaries and for the production of marketing materials. However, we will conduct operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of our president or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances and which is unlikely in the foreseeable future, we will use shares to compensate employees/consultants wherever possible.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

Upon the effectiveness of our registration statement, of which this prospectus is a part, we will be subject to the reporting requirements of the Exchange Act of 1934 and will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs may range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensating independent contractors who provide services for us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

To meet commitments that become due more than 12 months in the future, we will have to obtain engagements in sufficient number and at sufficient levels of profitability. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if the same financing can be obtained on terms deemed reasonable to management.

In July 2008 we elected to cease being a BDC and to become a consulting company. At that time, we effected a 1 to 77.5 reverse split of shares of our common stock and issued 4,000,000 new shares to settle a substantial portion of our outstanding liabilities.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Releases No. 33-8889 and 33-8934. Commencing with our annual report for the fiscal year ended January 31, 2010, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities (“EITF Issue No. 07-3”), which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending January 31, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s fiscal year ending January 31 , 2010 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not yet have a basis to determine whether our business will be seasonal.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future ..

BUSINESS

We were incorporated in Nevada on January 23, 2004. On March 2, 2004 we filed a Form 10-SB Registration Statement with the SEC (File No.: 000-50613) and , in September 2004, we filed a notice of election to be regulated as a BDC under the Investment Company Act of 1940 which made us a closed-end management investment company. Our goal was to provide investors with the opportunity to participate with a modest amount in venture capital investments that are generally not available to the public and that typically require substantially larger financial commitments.

We were unable to raise the capital necessary to commence making investments as a BDC and have not generated any revenue. As a result, we have been a development stage company since inception.  To date, all of our efforts have been limited primarily to organizational activities, planning and preparation of documents to be filed with the SEC.  All of our expenses incurred since inception relate to fees incurred for these purposes.

In July 2008 we withdrew our election and ceased being a BDC. At that time, we decided to use the business connections of our president and become a consulting business. Our goal is to obtain clients through our president’s business contacts and then use subcontractors and independent contractors to provide strategic business planning and management consulting to these clients that are likely to be small domestic companies and medium sized international companies trying to establish a business presence in the United States.

Develocap has no financial resources and has not established a source of equity or debt financing.

Operations

As previously indicated, we recently (in July 2008) withdrew our election and ceased being a BDC.  Our new business purposes described below are in the early formative stages of development, and we are classified as a “shell” company under Rule 405 of the Securities Rule 12b-2 of the Exchange Act.  We have not been engaged to provide any consulting services for any domestic or international companies nor have we obtained any specific leads that have been referred to us from contacts of our president or otherwise.  Accordingly, all “planned operations” set forth below must be considered carefully in light of these statements.

Our planned work is broken into two categories:

Domestic Companies

Our target market for domestic companies is very small to medium sized companies. We will not concentrate on any particular industry or limit ourselves to any geographic area or specific type of engagements .. We will team with other consultants known to our president to bring the knowledge or resources to an engagement that we do not have.

We will work with these companies in several areas:

•

Establish or modify a basic business plan;

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Assist in developing a basic management system;

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Develop a cost effective strategy to accomplish operating requirements;

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Develop effective arrangements with vendors/subcontractors;

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Assist in establishing a Web site and effective use of the Internet; and

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Plan an advertising campaign.

We will seek domestic clients from leads developed and referred from contacts of our president.

International Companies

We will seek international clients through the business contacts of our president [and shareholders in China and Brazil. Our emphasis will be to assist these clients to establish an effective business presence in the United States so that they will be in a position to avail themselves of consumer and financial markets. In all cases we are and will be a part of a team of independent contractors which, in total, can provide a wide range of services and knowledge to these clients. The team will include nationals from the native country to develop language and social comfort to the client.

Our team will help clients to identify clearly the goals that they want to achieve, assist them to establish a budget to accomplish the identified tasks and then identify a team of experts to assist in the project. Throughout the project, we will coordinate the efforts of team members, many of which we will have identified and recommended to the client, and to keep all parties involved aware of the project’s status. Our fees will be earned by functioning in a team coordinator/leader role on these engagements.

Competition

Competition in our industry is intense and most , if not substantially, all of our competitors have greater financial and other resources than do we.  Competition will come from a wide variety of consulting and accounting firms, investment banks and some law firms. Most of these firms have more employees, finances and other resources and greater name recognition than we currently have or will have in the foreseeable future.

We intend to compete based on the business contacts, reputation and contacts of our president.

No assurances can be given that our competitive strategy will be successful.

Intellectual Property

We have no patents or trademarks.

Employees

As of September 18, 2008 , we had one employee, Stephen B. Schneer, who is currently available to on a part-time basis. Our president oversees all responsibilities in the areas of corporate administration. We do not have any other employees at this time. We plan on using subcontractors and independent consultants to work with us on all engagements that we obtain.

Property

We have not commenced revenue producing operations and have no assets. We currently operate out of office space located at 488 Madison Avenue, Suite 1100, New York, NY 10022 which is provided to us by our president at no cost which serves as our principal address. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors are as follows:

Name	Age	Title
Stephen B. Schneer	75	Chairman, President and CFO

Stephen B. Schneer – is an attorney who practices law in New York City. He holds a BA from Washington & Jefferson and a JD from Columbia University. He is also a director of Innocap, Inc., a company based in Atlanta, GA and engaged in business similar to the Company.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. No officer or director has any prior history with a blank check company.

Possible Potential Conflicts

The OTCBB on which we plan and hope to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis.  Accordingly, certain conflicts of interest may arise between us and our officer in that he may have other business interests in the future to which he devotes his attentions, and he may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with his understanding of his fiduciary duties to us.  In an effort to deal with such potential conflict our President has entered into an agreement with the company as summarized in Risk Factor entitled “There are significant potential conflicts of interest. Our president devotes only a portion of his time to us and may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, he may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which he is affiliated or knows.  As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Currently we have only one officer who is also our only director and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Our directors’ term of office expires on January 31, 2009. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, our director receives no compensation for his role as director but may receive compensation for his role as officer.

If we have an even number of directors, tie votes on issues will be resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Develocap board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee system s . The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Summary Compensation” below.

All directors will be reimbursed by us for any expenses incurred in attending directors' meetings provided that we have the resources to pay these fees.  We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Stock Option Plan

Pursuant to the January 28, 2004 board of directors approval and subsequent stockholder approval, we adopted our 2004 Non-Statutory Stock Option Plan whereby Develocap reserved for issuance up to 20,000,000 shares of its common stock.

Management issued 225,806 17,500,000 options under the plan to certain current members of the management team as well as other persons whom it considered to be important to its current and proposed business activities. All options were exercisable at $.001 par value per share for a period of five years from the date of issuance and were exercised in full in August 2004.

As previously indicated, the board of directors, on January 28, 2004, adopted the plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Develocap and its subsidiaries, if any. The board of directors believes that Develocap’s policy of granting stock options to such persons will continue to provide it with a critical advantage in attracting and retaining qualified candidates.  In addition, the plan is intended to provide Develocap with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of Develocap’s policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to Develocap are gained by an option program such as:

•

the plan which includes incentives for motivating employees of Develocap, while at the same time promoting a closer identity of interest between employees,

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non-employee directors,

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consultants,

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attorneys, and

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advisors on the one hand, and the stockholders on the other.

The principal terms of the plan are summarized below, however it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the plan filed as an exhibit to the Company’s aforesaid Form 10-SB Registration Statement that was filed on March 4, 2004.

Summary Description of the Develocap, Inc. 2004 Non-Statutory Stock Option Plan

The purpose of the plan is to provide directors, officers and employees of, consultants, attorneys and advisors to Develocap and its subsidiaries, if any, with additional incentives by increasing their ownership interest in Develocap.   Directors, officers and other employees of Develocap and its subsidiaries are eligible to participate in the plan.   Options in the form of Non-Statutory Stock Options may also be granted to directors who are not employed by Develocap and consultants, attorneys and advisors to Develocap providing valuable services to Develocap and its subsidiaries.   In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to Develocap and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.   The plan provides for the issuance of NSO’s only, which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended.

The board of directors of Develocap or a compensation committee will administer the plan with the discretion generally to determine the terms of any option grant, including the:

•

exercise price,

•

number of option shares,

•

term,

•

vesting schedule, and

•

the post-termination exercise period.

 Notwithstanding this discretion:

•

the term of any option may not exceed 10 years, and

•

an option will terminate as follows:

o

if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter;

o

if such termination is on account of death, such options shall terminate 15 months thereafter; and

o

if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.

Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.   Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility except that no amendment or alteration to the plan shall be made without the approval of stockholders which would:

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decrease the NSO price (except as provided in paragraph 9 of the plan) or change the classes of persons eligible to participate in the plan, or

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extend the NSO period, or

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materially increase the benefits accruing to plan participants, or

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materially modify plan participation eligibility requirements, or

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extend the expiration date of the plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Conflicts of Interest

None of our key personnel (currently only one person) is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so.   Except as set forth above and/or Exhibit 10.1 hereto, we have not adopted any other conflict of interest policy in connection with these types of transactions.

Summary Compensation Table

The following table shows, for the years ended January 31, 2008, 2007 and 2006 compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Stephen B. Schneer	2008	-0-	-0-	$-0-	-0-	-0-	-0-	-0-
Chairman, President,	2007	-0-	-0-	$-0-	-0-	-0-	-0-	-0-
Secretary, Treasurer	2006	-0-	-0-	$-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at September 18, 2008 ..

PRINCIPAL SHAREHOLDERS

As of September 18, 2008 , we had 5,000,000 shares of common stock outstanding which are held by nine shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of September 18, 2008 ; of all directors and executive officers of Develocap; and of our directors and officers as a group.

Unless otherwise indicated, Develocap believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Stephen B. Schneer, 488 Madison Avenue, Suite 1100 New York, NY 10022	51,613	1.13%
Gary B. Wolff 488 Madison Avenue, Suite 1100 New York, NY 10017	1,508,064	32.97%
GCND, Inc. PO Box 540 Ridge, NY 11961	1,508,065	32.97%
S. Craig Barton 2913 Eagle Lake Drive Pearland, Texas 77581	1,500,000	32.79%
Officers and Directors as a group ( 1 member)	51,613	1.13%

K. Ivan F. Gothner has sole voting and investment power for all shares held by GCND, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Develocap is Stephen B. Schneer, our chief executive officer.

We currently operate out of office space located at 488 Madison Avenue, Suite 1100, New York, NY 10022 which is provided to us by our president at no cost which serves as our principal address.

In July 2008 we issued an aggregate 4,000,000 shares of our common stock to Gary B. Wolff, GCND, Inc. and S. Craig Barton in full satisfaction of approximately $75,000 in amounts due to them for services performed.  Such shares were issued as follows:

Name	Number of Shares	Consideration
S. Craig Barton	1,500,000	$28,125
Gary B. Wolff	1,353,225	$25,373
GCND, Inc.	1,146,775	$21,502

DESCRIPTION OF CAPITAL STOCK

Preferred Stock

Develocap’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

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the number of shares and the designation of the series;

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whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

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whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

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whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

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whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

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the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

We are authorized by our Certificate of Incorporation to issue an aggregate of 99,000,000 shares of common stock.  All shares have a par value of $.001. As of September 18, 2008 , 5,000,000 shares of common stock were issued and outstanding. These shares are held by nine shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

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are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Develocap, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock , " the protection provided by the federal securities laws relating to forward looking statements does not apply to us as long as our shares continue to be penny stocks. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

2purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

_____________________________

2

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Develocap to a broker-dealer as principal and the broker-dealer is acting as underwriter, Develocap will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

Selling stockholders , each of whom shall be considered an underwriter for purposes of this offering, must offer their respective shares at a fixed p price of $.10 per share for the duration of this offering even if our shares are quoted on the OTCBB.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (except for our president who is considered to be an underwriter) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

All selling shareholders of Develocap who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder shall be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to our president (Stephen B. Schneer); or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the application will be accepted by FINRA, nor can we estimate as to the time period that the application process will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For OTCBB securities, there only has to be one market maker.

Certain OTCBB transactions are conducted via telephone conversations between brokers. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Develocap shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Develocap with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, 11th Floor, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 1,508,064 shares of our common stock.

EXPERTS

The financial statements of Develocap, Inc. as of January 31, 2008 and 2007 and the years then ended and the period from January 23, 2004 (inception) to January 31, 2008, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended July 31, 2008 and 2007 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

We also filed a Form 10-SB Registration Statement with the SEC in March 2004 (File No.: 000-50613) and thereafter became subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we filed annual, quarterly and special reports, and other information with the SEC and in September 2008 relieved ourselves of such requirements by filing a Form 15 with the SEC .. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Develocap, Inc.

488 Madison Avenue, Suite 1100

New York, NY 10022

31

DEVELOCAP, INC.

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at January 31, 2008 and 2007	F-3

Statements of Operations for the Fiscal Years Ended January 31, 2008 and 2007 and the Period from January 24, 2004 (inception) through January 31, 2008	F-4

Statement of Stockholders’ Deficit	F-5

Statements of Cash Flows for the Fiscal Years Ended January 31, 2008 and 2007 and the Period from January 24, 2004 (inception) through January 31, 2008	F-6

Notes to the Financial Statements	F-7

Unaudited Interim Financial Statements	F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Develocap, Inc.

New York, New York

We have audited the accompanying balance sheets of Develocap, Inc. (a development stage company) as of January 31, 2008 and 2007 and the related statements of operations, stockholders’ deficit and cash flows for each of the three years in the period ended January 31, 2008 and the period from January 23, 2004 (inception) through January 31, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Develocap, Inc. as of January 31, 2008 and 2007 and the results of its operations and its cash flows for each of the three years in the period ended January 31, 2008 and the period from January 23, 2004 (inception) through January 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company is in the development stage and, among other things, has negative working capital of $76,500, an accumulated deficit of $155,650, and no revenues, all of which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

July 28, 2008

DEVELOCAP, INC.

(a development stage company)

Balance Sheets

	January 31, 2008	January 31, 2007

ASSETS

CURRENT ASSETS:

Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Accrued liabilities	$76,500	$58,500

STOCKHOLDERS’ DEFICIT:

Preferred stock at $0.001 par value; 1,000,000 shares authorized, none issued or outstanding	-	-
Common stock at $0.001 par value; authorized 99,000,000 shares; 1,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	78,150	78,150
Accumulated deficit	(155,650)	(137,650)
Stockholders’ Deficit	(76,500)	(58,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

See accompanying notes to the financial statements.

DEVELOCAP, INC.

(a development stage company)

Statements of Operations

	Fiscal Year ended January 31, 2008	Fiscal Year ended January 31, 2007	Fiscal Year ended January 31, 2006		Period from January 23, 2004 (inception) to January 31, 2008

Revenue	$-	$-	$-		$-

General and administrative	18,000	12,500	20,000		155,650

Net loss	$(18,000)	$(12,500)	$(20,000)		$(155,650)

Basic and diluted loss per share	$(.02)	$(.01)	$(.02)	$
Weighted average number of common shares outstanding	1,000,000	1,000,000	988,172

See accompanying notes to the financial statements.

DEVELOCAP, INC.

(a development stage company)

Statements of Cash Flows

	Fiscal Year Ended January 31, 2009		Fiscal Year Ended January 31, 2007		Fiscal Year Ended January 31, 2006	Period from January 23, 2004 (inception) to January 31, 2008
OPERATING ACTIVITIES
Net loss	$(18,000)	$	$ (12,500)	$	$ (20,000)	$(155,650)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses associated with granting stock options	-		-		-	1,650
Liabilities satisfied by issuing shares	-		-		-	77,500
Net change in accrued liabilities	18,000		12,500		20,000	76,500

Net Cash Used in Operating Activities	-		-		-	-

NET CHANGE IN CASH	-		-		-	-

CASH AT BEGINNING OF PERIOD	-		-		-	-
CASH AT END OF PERIOD	$-		$-		$-	$-

See accompanying notes to the financial statements

DEVELOCAP, INC.

(a development stage company)

Statement of Stockholders’ Deficit

	Common Shares	Amount	Additional Paid-in Capital	Deficit	Total

Balance, February 1, 2005	1,000,000	$1,000	$78,150	$(105,150)	$(26,000)

Net loss				(20,000)	(20,000)

Balance, January 31, 2006	1,000,000	1,000	78.150	(125,150)	(46,000)

Net loss				(12,500)	(12,500)

Balance, January 31, 2007	1,000,000	1,000	78.150	(137,650)	(58,500)

Net loss				(18,000)	(18,000)

Balance, January 31, 2008	1,000,000	$1,000	$78,150	$(155,650)	$(76,500)

See accompanying notes to the financial statements

DEVELOCAP, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

January 31, 2008 and 2007

NOTE 1 - ORGANIZATION

Develocap, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on January 23, 2004. In September 2004, it filed a notice with the United States Securities and Exchange Commission of its intent to elect in good faith to be regulated as a Business Development Company under the Investment Company Act of 1940 and be subject to Sections 54 through 65 of said Act.

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing its business, and revenue producing operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Year-end

The Company has elected a fiscal year ending on January 31.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

If the Company is successful in raising funds and becoming a business development company, its principal estimates will involve the determination of the value of its portfolio companies.

The net asset value per share of our outstanding shares of common stock will be determined quarterly, as soon as practicable after, and as of the end of, each calendar quarter, by dividing the value of total assets minus total liabilities by the number of shares outstanding at the date as of which such determination is made.

In calculating the value of our total assets, we will value securities that are publicly traded at the closing price on the valuation date for exchange traded and NASDAQ listed securities or the average of the bid and asked prices for other securities.   Debt and equity securities that are not publicly traded will be valued at fair value as determined in good faith by the valuation committee of our board of directors based on the recommendation by our investment adviser and under valuation guidelines adopted by our board of directors, and then approved by our entire board of directors. Initially, the fair value of these securities will be their original cost.   Debt securities valued at cost would be revalued for significant events affecting the issuer’s performance and equity securities valued at cost would be revalued if significant developments or other factors affecting the investment provide a basis for valuing the security at a price other than cost, such as results of subsequent financing, the availability of market quotations, the portfolio company’s operations and changes in market conditions.

For warrants, our cost usually will be a nominal amount, such as $.01 per share.   Debt securities with remaining maturities of 60 days or less at the time of purchase will be valued at amortized cost.   Debt securities which are publicly traded will be valued by using market quotations obtained from pricing services or dealers.   Our valuation guidelines are subject to periodic review by our board of directors and may be revised in light of our experience, regulatory developments or otherwise.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures.   Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net Loss Per Common Share

Net income (loss) per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 Earnings Per Share.   Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period after giving retroactive effect to stock splits.  There were no potentially dilutive shares outstanding as of January 31, 2008, 2007 and 2006.

Impact Of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) , as amended by SEC Release No. 33-8934 on June 26, 2008 .. Commencing with the Company’s Annual Report for the year ended January 31, 2010, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement ("SFAS No. 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other issued, but not yet effective accounting pronouncements, if adopted, would have had a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  At January 31, 2008 the Company had negative working capital of $76,500, accumulated deficit of $155,650, and no revenues. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company is considering withdrawing its election as a business development company and converting into a consulting business.

NOTE 4 - STOCKHOLDERS’ DEFICIT

On January 23, 2004, the Board of Directors issued 774,194 shares of common stock for $60,000 in services to shareholders of the Company.

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors.  Accordingly, the Company’s board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. At January 31, 2007, the Company had no shares of preferred stock issued and outstanding.

Common Stock

The holders of the Company’s common stock:

•

Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

Stock Option Plan

Pursuant to a January 28, 2004 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2004 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 20,000,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company.  Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.

The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately.  Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might  increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan.  Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

The Company filed a Registration Statement on Form S-8 on June 28, 2004 to register those 20,000,000 shares of common stock underlying the options in the Plan

Management issued 225,806 of the aforesaid options . All options were exercised in August 2004. No options are outstanding at January 31, 2008.

NOTE 5 - QUARTERLY SUMMARY

A summary of the Company’s quarterly information follows:

2008	Quarter
	First	Second	Third	Fourth	Total

Revenues	$-	$-	$-	$-	$-

G&A expenses	2,500	2,500	3,000	10,000	18,000

Net Loss	$(2,500)	$(2,500)	$(3,500)	$(10,000)	$(18,000)

Loss Per Share	$(.00)	$(.00)	$(.00)	$(.01)	$(.02)

2007	Quarter
	First	Second	Third	Fourth	Total

Revenues	$-	$-	$-	$-	$-

G&A expenses	2,500	2,500	2,500	5,000	12,500

Net Loss	$(2,500)	$(2,500)	$(2,500)	$(5,000)	$(12,500)

Loss Per Share	$(.00)	$(.00)	$(.00)	$(.01)	$(.02)

2006	Quarter
	First	Second	Third	Fourth	Total

Revenues	$-	$-	$-	$-	$-

G&A expenses	5,000	5,000	5,000	5,000	20,000

Net Loss	$(5,000)	$(5,000)	$(5,000)	$(5,000)	$(20,000)

Loss Per Share	$(.01)	$(.01)	$(.01)	$(.01)	$(.02)

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company is provided office space by an affiliate, owned by the officer of the Company, without cost.

Accrued expenses of $36,500 and $28,500 at January 31, 2008 and 2007, respectively, were due to professional firms controlled by individuals who are also Company shareholders.

NOTE 7 – SUBSEQUENT EVENTS

In July 2008 the Company withdrew its election and ceased being a BDC. At that time, it decided to use the business connections of its president and become a consulting business. Its goal is to use subcontractors and independent contractors to provide strategic business planning and management consulting to small domestic companies and to assist medium sized international companies to establish a business presence in the United States.

In July 2008 the Company effected a 1 to 77.5 reverse split of shares of our common stock and issued 4,000,000 new shares to settle liabilities of $ 75,000 .. All share and per share amounts in the accompanying financial statements give retroactive effect to the reverse split.

DEVELOCAP, INC.

(A development stage company)

	July 31, 2008		January 31, 2008

	(unaudited)
ASSETS

CURRENT ASSETS:

Cash	$-		$-

TOTAL ASSETS	$-		$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Accrued liabilities	$12,250	$	$ 76,500

STOCKHOLDERS’ DEFICIT:

Preferred stock at $0.001 par value; 1,000,000 shares authorized, none issued or outstanding at either date
Common stock at $0.001 par value; 199,000,000 shares authorized; 5,000,000 and 1,000,000 shares issued and outstanding at July 31, 2008 and January 31, 2008, respectively	5,000		1,000
Additional paid-in capital	149,150		78,150
Deficit accumulated during the development stage	(166,400)		(155,650)
Total stockholders’ deficit	(12,250)		(76,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-		$-

See accompanying notes to the financial statements.

DEVELOCAP, INC.

(A development stage company)

Statements of Operations

(Unaudited)

	For the Six Months Ended July 31, 2008	For the Six Months Ended July 31, 2007	For the Period From January 23, 2004 (inception) through July 31, 2008

Revenue	$-	$-	$-

General and administrative	10,750	5,000	166,400

Net loss	$(10,750)	$(5,000)	$(166,400)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)
Weighted average number of common shares outstanding	1,373,626	1,000,000

See accompanying notes to the financial statements.

DEVELOCAP, INC

(a development stage company)

Statement of Stockholders’ Deficit

For the Period from January 23, 2004 (inception) through July 31, 2008

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

Balance, February 1, 2005	1,000,000	$1,000	$78,150	$(105,150)	$(26,000)

Net loss for the year				(20,000)	(20,000)

Balance, January 31, 2006	1,000,000	1,000	78,150	(125,150)	(46,000)

Net loss for the year				(12,500)	(12,500)

Balance, January 31, 2007	1,000,000	1,000	78,150	(137,650)	(58,500)

Net loss for the year				(18,000)	(18,000)

Balance, January 31, 2008	1,000,000	1,000	78,150	(155,650)	(76,500)

Common stock issued for debt	4,000,000	4,000	71,000		75,000

Net loss				(10,750)	(10,750)

Balance, July 31, 2008	5,000,000	$5,000	$149,150	$(166,400)	$(12,250)

See accompanying notes to the financial statements

DEVELOCAP, INC.

(A development stage company)

Statements of Cash Flows

(Unaudited)

	For the Six Months Ended July 31, 2008	For the Six Months Ended July 31, 2007	For the Period from January 23, 2004 (inception) through July 31, 2008
OPERATING ACTIVITIES:
Net Loss	$(10,750)	$(5,000)	$(166,400)
Adjustment to reconcile net loss to net cash provided by operating activities
Expenses associated with granting stock options	-	-	1,650
Stock-based compensation	-	-	77,500
Changes in assets and liabilities:
Net change in accrued liabilities	10,750	5,000	87,250
Net Cash Provided by Operating Activities	-	-	-

NET CHANGE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-
CASH AT END OF PERIOD	$-	$-	$-

SUPPLEMENTAL SCHEDULE OF CASH FLOWS ACTIVITIES:
Cash Paid For:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to the financial statements.

DEVELOCAP, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2008 and 2007

(Unaudited)

NOTE 1 - ORGANIZATION

Develocap, Inc. (a development stage company) (“Develocap” or the “Company”) was incorporated under the laws of the State of Nevada on January 23, 2004. In September 2004, it filed a notice with the Securities and Exchange Commission (File No.: 814-00674) of its intent to elect in good faith to be regulated as a Business Development Company (“BDC”) under the Investment Company Act of 1940 and be subject to Sections 54 through 65 of said Act.  In July 2008, it withdrew its election and ceased being a BDC.

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises . The Company is still devoting substantially all of its efforts on establishing its business, and revenue producing operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

In July 2008 the Company effected a 1 to 77.5 reverse split of shares of our common stock and issued 4,000,000 new shares to settle liabilities of $75,000. All share and per share amounts in the accompanying financial statements give retroactive effect to the reverse split.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three and six-month periods ended July 31, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending January 31, 2009. For further information, refer to the financial statements and footnotes thereto included in the Company's Form 10-K for the fiscal year ended January 31, 2008.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  At July 31, 2008, the Company had negative working capital of $12,250, an accumulated deficit of $166,400, with no revenues. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company withdrew its election as a BDC and is attempting to convert into a business consulting business.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________ , 2008 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

4,574,194 Shares

Develocap, Inc.

Common Stock

PROSPECTUS

__ , 2008

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

5

RISK FACTORS

5

USE OF PROCEEDS

13

SELLING STOCKHOLDERS

13

DETERMINATION OF OFFERING PRICE

15

DIVIDEND POLICY

15

MARKET FOR SECURITIES

15

NOTE REGARDING FORWARD-LOOKING STATEMENTS

17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

21

PRINCIPAL SHAREHOLDERS

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

25

DESCRIPTION OF CAPITAL STOCK

25

PLAN OF DISTRIBUTION

27

LEGAL MATTERS

31

EXPERTS

31

UNAUDITED INTERIM STATEMENTS

31

WHERE YOU CAN FIND MORE INFORMATION

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$17.98
NASD Filing Fee	100.00
*Accounting fees and expenses	5,000.00
*Legal fees and expenses	25,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	2,382.02
Total	$40,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation at Article XI thereof providing for indemnification of its officers and directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

The Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

In July 2008 we effected a 1 to 77.5 reverse split of shares of our common stock and issued 4,000,000 new shares in reliance upon exemption from registration provided by Section 4(2) under the Securities Act of 1933 as amended to settle a substantial portion of our liabilities.

No underwriter participated in the issuance of our shares, and no underwriting discounts or commissions were paid to anyone.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No underwriters or agents were involved in any of the foregoing issuances, and we paid no underwriting discounts or commissions.

ITEM 16

EXHIBITS

3.1	Articles of Incorporation
*3.1	Amended Articles of Incorporation
*3.2	By-Laws
*3.2	Amended By-Laws
5.1	Opinion of Gary B. Wolff, P.C.
10.1	Agreement between Develocap and Stephen B. Schneer regarding potential conflicts of interest
*10.2	2004 Non-Statutory Stock Option Plan
23.1	Consent of Li & Company, PC
23.2	Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

*Incorporated by reference from Form 10-SB Registration Statement (File No.: 000-50613) filed March 2, 2004.

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

The Registrant undertakes:

1.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

g.

That for the purpose of determining liability under the Securities Act to any purchaser:

2.

Since the small business issuer is subject to Rule 430C

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of New York, State of New York on the 18th day of September2008 ..

Develocap, Inc.

/s/ Stephen B. Schneer
By: Stephen B. Schneer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Stephen B. Schneer		September 18, 2008
By: Stephen B. Schneer Chief Executive Officer	President, CEO, Principal Accounting Officer , Secretary, Treasurer and Chairman

II-4